Exhibit 3.1

BYLAWS OF
QNB CORP.
AMENDED AND RESTATED
AS OF April 1, 2026

ARTICLE I.
OFFICES

Section 1.1. Registered Office. The registered office of the Corporation shall be located within the Commonwealth of Pennsylvania, at such place as the Board of Directors shall, from time to time, determine.

Section 1.2. Other Offices. The Corporation may also have offices at such other places within or without the Commonwealth of Pennsylvania, as the Board of Directors may, from time to time, determine.

ARTICLE II.
SHAREHOLDERS

Section 2.1. Place of Shareholders' Meetings. Meetings of shareholders shall be held at such places within or without the Commonwealth of Pennsylvania as may be fixed by the Board of Directors, from time to time. If no such place is fixed by the Board of Directors, meetings of the shareholders shall be held at the registered office of the Corporation. Notwithstanding the preceding, if a meeting of the shareholders is held by means of the internet or other electronic communications technology in a fashion pursuant to which the shareholders have the opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders, pose questions to the directors, make appropriate motions and comment on the business of the meeting, the meeting need not be held at a particular geographic location.

Section 2.2. Annual Meeting. A meeting of the shareholders of the Corporation shall be held in each calendar year, on such date and at such time as the Board of Directors may determine.

At such annual meeting, there shall be held an election of Directors.

Unless the Board of Directors shall deem it advisable, financial reports of the Corporation's business need not be sent to the shareholders and need not be presented at the annual meeting except as otherwise may be required by applicable law. If any report is deemed advisable by the Board of Directors, such report may contain such information as the Board of Directors shall determine and need not be certified by a Certified Public Accountant unless the Board of Directors shall so direct.

Section 2.3. Special Meetings. Special meetings of the shareholders may be called at any time:

a. By the President of the Corporation; or

b. By a majority of the Board of Directors.

Upon the written request of any person or persons entitled to call a special meeting, which request shall set forth the purpose for which the meeting is desired, it shall be the duty of the Secretary to fix the date of such meeting to be held at such time, not less than five (5) nor more than sixty (60) days after the receipt of such request, as the Secretary may determine, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of such meeting and to give notice thereof within five days after receipt of such request, the person or persons calling the meeting may do so.

Section 2.4. Notices of Shareholders' Meetings. Written notice stating the date, place and hour and, if required by law or these Bylaws, the purpose, of any meeting of the shareholders, shall be given to each shareholder of record entitled to vote at the meeting at least ten (10) days prior to the day named for the meeting, unless otherwise required by law. Such notices may be given at the discretion of, or in the name of, the Board of Directors, President, Vice President, Secretary or Assistant Secretary. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which such adjournment is taken.

Section 2.5. Quorum of and Action by Shareholders. Unless otherwise provided in the Articles of Incorporation, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall constitute a quorum for the purposes of considering such matter, and, unless otherwise specifically provided by law, a majority of the votes cast by shareholders at a duly organized meeting shall be the acts of the shareholders. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of Directors, those shareholders who attend the second of such adjourned meetings, although less than a quorum as fixed in this Section, or in the Articles of Incorporation, shall nevertheless constitute a quorum for the purpose of electing Directors. The presence or participation, including voting and taking other action, at a meeting of shareholders or the expression of consent or dissent to corporate action by a shareholder by conference telephone or other electronic means, including, without limitation, the internet, shall constitute the presence of, or vote or action by, the shareholder for purposes of these Bylaws.

Section 2.6. Voting and Proxies.

a. Except as otherwise specifically provided by law, all matters coming before the meeting shall be determined by a vote of shares. Such vote shall be taken by written ballot, and the Judge or Judges of Election or, if none, the secretary of the meeting, shall tabulate and certify the results of such vote.

b. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action without a meeting may authorize another person to act for him by proxy. Every proxy shall be executed or authenticated by the shareholder or by his duly authorized attorney-in-fact and filed with or transmitted to the Secretary of the Corporation or its designated agent. A shareholder or his duly authorized attorney-in-fact may execute or authenticate a writing or transmit an electronic message authorizing another person to act for him by proxy. A telegram, telex, cablegram, datagram, e-mail, Internet communication or other means of electronic transmission from a shareholder or attorney-in-fact, or a photographic, facsimile or similar reproduction of a writing executed by a shareholder or attorney-in-fact (i) may be treated as properly executed or authenticated for purposes of this Section and (ii) shall be so treated if it sets forth or utilizes a confidential and unique identification number or other mark furnished by the Corporation to the shareholder for the purposes of a particular meeting or transaction. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation or its designated agent in writing or by electronic transmission. An unrevoked proxy shall not be valid after three (3) years from the date of its signature, authentication or transmission unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, notice in record form of the death or incapacity is given to the Secretary of the Corporation or its designated agent.

Section 2.7. Action by Unanimous Consent of Shareholders. The Corporation's shareholders may not act by unanimous written consent.

Section 2.8. Business at Meetings of Shareholders.

a. Except as otherwise provided by law or in these Bylaws, or except as permitted by the presiding officer of the meeting in the exercise of such officer's sole discretion in any specific instance, the business which shall be voted upon or discussed at any annual or special meeting of the shareholders shall (i) have been specified in the notice of the meeting (or any supplement thereto) given by the Corporation, (ii) be brought before the meeting at the direction of the Board of Directors, or (iii) in the case of an annual meeting of shareholders, have been specified in a written notice given to the Corporation by or on behalf of any shareholder who shall have been a shareholder of record on the record date for such meeting and who shall continue to be entitled to vote thereat (the "Shareholder Notice"), in accordance with all of the requirements set forth below (whether or not the shareholder requests the Corporation to include such item of business in the Corporation's meeting notice or proxy solicitation material, and even if such item of business is already the subject of any notice to shareholders from, or public disclosure by, the Corporation).

b. Each Shareholder Notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation addressed to the attention of the Chairman of the Board (i) in the case of an annual meeting that is called for a date that is within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting of shareholders, not less than ninety (90) days nor more than one hundred twenty (120) days prior to such anniversary date, provided, that a proposal submitted by a shareholder for inclusion in the Corporation's proxy statement for an annual meeting which is appropriate for inclusion therein and otherwise complies with Securities Exchange Act of 1934 Rule 14a-8 (including timeliness), shall be deemed to have also been submitted timely pursuant to these Bylaws and (ii) in the case of an annual meeting that is called for a date that is not within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting, not later than the close of business on the fifth (5th) day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made. Each such Shareholder Notice must set forth (A) the name and address of the shareholder who intends to bring the business before the annual meeting ("Proposing Shareholder"); (B) the name and address of the beneficial owner, if different than the Proposing Shareholder, of any of the shares owned of record by the Proposing Shareholder ("Beneficial Owner"); (C) the number of shares of each class and series of shares of the Corporation which are owned of record and beneficially by the Proposing Shareholder and the number which are owned beneficially by any Beneficial Owner; (D) any interest (other than an interest solely as a shareholder) which the Proposing Shareholder or a Beneficial Owner has in the business being proposed by the Proposing Shareholder; (E) a representation that there are (and will be) no undisclosed arrangements and understandings between the Proposing Shareholder and any Beneficial Owner and any other person or persons (naming such person or persons) pursuant to which the proposal in the Shareholder Notice is being made; (F) a description of the business which the Proposing Shareholder seeks to bring before the annual meeting, the reason for doing so and, if a specific action is to be proposed, the text of the resolution or resolutions which the Proposing Shareholder proposes that the Corporation adopt; and (G) a representation that the Proposing Shareholder is at the time of giving the Shareholder Notice, was or will be on the record date for the meeting, and will be on the meeting date a holder of record of shares of the Corporation entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to bring the business specified in the Shareholder Notice before the meeting. The presiding officer of the meeting may, in such officer's sole discretion, refuse to acknowledge any business proposed by a shareholder which the presiding officer determines is not made in compliance with the foregoing procedure.

Section 2.9. Conduct of Shareholders' Meetings. Each meeting of shareholders shall be presided over by the Chairman of the Board, or in his absence by the Vice Chairman of the Board, on in their absences by the President, or in their absences, any other individual selected by the Board of Directors. The Secretary of the Corporation, or in the Secretary’s absence a temporary Secretary, shall act as secretary of each meeting of shareholders. In the absence of the Secretary and any temporary Secretary, the chairman of the meeting may appoint any person present to act as secretary of the meeting. The chairman of any meeting of the shareholders shall announce the date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at the meeting and, unless prescribed by law or regulation or unless the Board of Directors has otherwise determined, shall determine the order of the business and the procedures for conducting the meeting, including such regulation of the manner of voting and the conduct of discussions as the chairman of the meeting deems appropriate.

ARTICLE III.
BOARD OF DIRECTORS

Section 3.1. Number and Qualification. The number of Directors of the Corporation shall be no less than seven (7) and no more than fifteen (15), as fixed from time to time by the affirmative vote of a majority of the Directors then in office. Each Director of the Corporation during the full term of his directorship must own a minimum of 800 shares of the authorized common stock of the Corporation.

Section 3.2. Classes of Directors. The Board of Directors shall be and is divided into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each Director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such Director was elected. If, at any meeting of shareholders, due to a vacancy or vacancies, or otherwise, Directors of more than one class are to be elected, each class of Directors to be elected at the meeting shall be elected in a separate election. In the event of any increase or decrease in the authorized number of directors, (i) each Director then serving as such shall nevertheless continue as a Director of the class of which he is a member until the expiration of his current term, or his prior death, retirement, resignation, or removal, and (ii) the newly created or eliminated directorship resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of Directors so as to maintain such classes as nearly equal as possible.

Section 3.3. Nominations for Directors. Notwithstanding the provisions of Section 2.8 hereof (dealing with business at meetings of shareholders), nominations for the election of directors may be made by the Board of Directors, by a committee appointed by the Board of Directors with authority to do so, or by any shareholder of record entitled to vote in the election of directors who is a shareholder at the record date of the meeting and also on the date of the meeting at which directors are to be elected; provided, however, that with respect to a nomination made by a shareholder, such shareholder must provide timely written notice to the Chairman of the Board in accordance with the following requirements (whether or not the shareholder requests the Corporation to include such nomination in the Corporation's meeting notice or proxy solicitation material, and even if such item of business is already the subject of any notice to shareholders from, or public disclosure by, the Corporation):

a. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation addressed to the attention of the Chairman of the Board (i) in the case of an annual meeting that is called for a date that is within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting of shareholders, not less than ninety (90) days nor more than one hundred twenty (120) days prior to such anniversary date, and (ii) in the case of an annual meeting that is called for a date that is not within thirty (30) days before or after the anniversary date of the immediately preceding annual meeting, or in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the fifth (5th) day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made; and

b. Each such written notice must set forth: (i) the name and address of the shareholder who intends to make the nomination ("Nominating Shareholder"); (ii) the name and address of the beneficial owner, if different than the Nominating Shareholder, of any of the shares owned of record by the Nominating Shareholder ("Beneficial Holder"); (iii) the number of shares of each class and series of shares of the Corporation which are owned of record and beneficially by the Nominating Shareholder and the number which are owned beneficially by any Beneficial Holder; (iv) a representation that there are (and will be) no undisclosed arrangements and understandings between the Nominating Shareholder and any Beneficial Holder and any other person or persons pursuant to which the nomination is being made; (v) the name and address of the person or persons to be nominated; (vi) a representation that the Nominating Shareholder is at the time of giving of the notice, was or will be on the record date for the meeting, and will be on the meeting date a holder of record of shares of the Corporation entitled to vote at such meeting, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (vii) such other information regarding each nominee proposed by the Nominating Shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; (viii) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Nominating Shareholder's notice by, or on behalf of, the Nominating Shareholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price exchanges for, or increase or decrease the voting power of the Nominating Shareholder or any of its affiliates or associates with respect to shares of stock of the Corporation; and (ix) the written consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may, in such officer's sole discretion, refuse to acknowledge the nomination of any person which the presiding officer determines is not made in compliance with the foregoing procedure.

Section 3.4. Place of Meeting. Meetings of the Board of Directors may be held at such place within the Commonwealth of Pennsylvania or elsewhere as a majority of the Directors may from time to time appoint or as may be designated in the notice calling the meeting.

Section 3.5. Regular Meetings. A regular meeting of the Board of Directors shall be held annually, immediately following the annual meeting of shareholders at the place where such meeting of the shareholders is held or at such other place, date and hour as a majority of the newly elected Directors may designate. At such meeting the Board of Directors shall elect officers of the Corporation. In addition to such regular meeting, the Board of Directors shall have the power to fix by resolution the place, date and hour of other regular meetings of the Board.

Section 3.6. Participation in Meetings by Conference Telephone. Any Director may participate in any meeting of the Board of Directors or of any committee (provided he is otherwise entitled to participate), be counted for the purpose of determining a quorum thereof and exercise all rights and privileges to which he might be entitled were he personally in attendance, including the right to vote, by means of conference telephone or other similar communications equipment by means of which all persons on the meeting can hear each other.

Section 3.7. Notices of Meeting of Board of Directors.

a. Regular Meetings. No notice shall be required to be given of any regular meeting, unless the same is held at other than the time or place for holding such meetings as fixed in accordance with Section 3.4 of these Bylaws, in which event one days' notice shall be given of the time and place of such meeting.

b. Special Meetings. Written notice stating the date, place and hour of any special meeting of the Board of Directors shall be given at least one day prior to the date named for the meeting.

Section 3.8. Quorum. A majority of the Directors in office shall be necessary to constitute a quorum for the transaction of business, and unless otherwise provided in the Articles of Incorporation or in these Bylaws, the acts of a majority of the Directors present at a meeting at which a quorum is present shall be considered as the acts of the Board of Directors. If there is not a quorum present at a duly convened meeting of the Board of Directors, the majority of these present may adjourn the meeting from time to time and place to place.

Section 3.9. Informal Action by the Board of Directors. Any action which may be taken at a meeting of the Directors, or of the members of any committee of the Board of Directors, may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the Directors, or members of the committee, as the case may be, and shall be filed with the Secretary of the Corporation. Insertion in the minute book of the Corporation shall be deemed filing with the Secretary regardless of whether the Secretary or some other authorized person has actual possession of the minute book. Written consents by all of the Directors or the members of any committee of the Board of Directors executed pursuant to this Section 3.9 may be executed in any number of counterparts and shall be deemed effective as of the date set forth therein.

Section 3.10. Powers.

a. General Powers. The Board of Directors shall have all the power and authority granted by law to the Board, including all powers necessary or appropriate to the management of the business and affairs of the Corporation.

b. Specific Powers. Without limiting the general powers conferred by the last preceding clause and the powers conferred by the Articles and these Bylaws of the Corporation, it is hereby expressly declared that the Board of Directors shall have the following powers:

1. To confer upon any officer or officers of the Corporation the power to choose, remove or suspend assistant officers, agents or servants.

2. To appoint any person, firm or corporation to accept and hold in trust for the Corporation any property belonging to the Corporation or in which it is interested, and to authorize any such person, firm or corporation to execute any documents and perform any duties that may be requisite in relation to any such trust.

3. To appoint a person or persons to vote shares of another corporation held and owned by the Corporation.

4. By resolution adopted by a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of two or more of the Directors of the Corporation. To the extent provided in any such resolution, and to the extent permitted by law, a committee so designated shall have and may exercise the authority of the Board of Directors in the management of the business and affairs of the Corporation. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. If specifically granted this power by the Board in its resolution establishing the committee, in the absence or disqualification of any member and all designated alternates of such committee or committees or if the whole Board of

Directors has failed to designate alternate members, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another Director to act at the meeting in the place of any such absent or disqualified member.

5. To fix the place, time and purpose of meetings of shareholders.

6. To fix the compensation of Directors and officers for their services.

Section 3.11. Vacancies. Vacancies in the Board of Directors, including vacancies resulting from an increase in the number of Directors, may be filled by a majority of the remaining members of the Board of Directors though less than a quorum, and each person so elected shall be a Director until his successor is duly elected by the shareholders, who may make such election at the next annual meeting of the shareholders or at any special meeting duly called for that purpose and held prior thereto, or until his earlier resignation or removal.

ARTICLE IV.
OFFICERS

Section 4.1. Election and Office. The Corporation shall have a President, a Secretary and a Treasurer who shall be elected by the Board of Directors. The Board of Directors may elect as additional officers a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, one or more Vice-Presidents, and one or more other officers or assistant officers. Any number of offices may be held by the same person.

Section 4.2. Term. The officers and assistant officers shall each serve at the pleasure of the Board of Directors and until the annual meeting of the Board of Directors following the next annual meeting of shareholders unless removed from office by the Board of Directors during their respective tenures.

Section 4.3. Powers and Duties of the President. Unless otherwise determined by the Board of Directors, the President shall have the usual duties of an executive officer with general supervision over and direction of the affairs of the Corporation. In the exercise of these duties and subject to the limitations of the laws of the Commonwealth of Pennsylvania, these Bylaws, and the actions of the Board of Directors, he may appoint, suspend, and discharge employees, agents and assistant officers, fix the compensation of all officers and assistant officers, shall preside at all meetings of the shareholders at which he shall be present, and, unless there is a Chairman of the Board of Directors or a Vice Chairman of the Board of Directors, shall preside at all meetings of the Board of Directors. He shall also do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

Unless otherwise determined by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the shareholders of any corporation in which the Corporation may hold stock, and, at any such meeting, shall possess and may exercise any and all the rights and powers incident to the ownership of such stock and which, as the owner thereof, the Corporation might have possessed and exercised.

Section 4.4. Powers and Duties of the Secretary. Unless otherwise determined by the Board of Directors, the Secretary shall be responsible for the keeping of the minutes of all meetings of the Board of Directors, shareholders and all committees, in books provided for that purpose, and for the giving and serving of all notices for the Corporation. He shall have charge of the corporate seal, the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct. He shall perform all other duties ordinarily incident to the office of Secretary and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors.

Section 4.5. Powers and Duties of the Treasurer. Unless otherwise determined by the Board of Directors, the Treasurer shall have charge of all the funds and securities of the Corporation which may come into his hands. When necessary or proper, unless otherwise determined by the Board of Directors, he shall endorse for collection on behalf of the Corporation checks, notes, and other obligations, and shall deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may designate and shall sign all receipts and vouchers for payments made to the Corporation. He shall sign all checks made by the Corporation, except when the Board of Directors shall otherwise direct. He shall be responsible for the regular entry in books of the Corporation to be kept for such purpose, full and accurate account of all funds and securities received and paid by him on account of the Corporation.

Whenever required by the Board of Directors, he shall render a statement of the financial condition of the Corporation. He shall have such other powers and shall perform such other duties as may be assigned to him from time to time by the Board of Directors. He shall give such bond, if any, for the faithful performance of his duties as shall be required by the Board of Directors and any such bond shall remain in the custody of the President.

Section 4.6. Chairman and Vice Chairman of the Board of Directors.

(a) Powers and Duties of the Chairman of the Board of Directors. Unless otherwise determined by the Board of Directors, the Chairman of the Board of Directors, if any, shall preside at all meetings of Directors. He shall have such other powers and perform such further duties as may be assigned to him by the Board of Directors.

(b) Powers and Duties of the Vice Chairman of the Board of Directors. The Vice Chairman of the Board of Directors shall assist the Chairman of the Board of Directors and have such other duties as may be assigned by the Board of Directors or the Chairman of the Board of Directors. In the absence of the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, as designated and available, shall (i) preside at meetings of the shareholders and the Board of Directors and (ii) perform all other functions of the Chairman of the Board of Directors.

Section 4.7. Powers and Duties of Vice-Presidents and Assistant Officers. Unless otherwise determined by the Board of Directors, each Vice-President and each assistant officer shall have the powers and perform the duties of his respective superior officer. Vice-Presidents and assistant officers shall have such rank as may be designated by the Board of Directors. Vice Presidents may be designated as having responsibility for a specific area of the Corporation's affairs, in which event such Vice-President shall be superior to the other Vice-Presidents in relation to matters within his area. The President shall be the superior officer of the Vice-Presidents. The Treasurer and Secretary shall be the superior officers of the Assistant Treasurers and Assistant Secretaries, respectively.

Section 4.8. Delegation of Office. The Board of Directors may delegate the powers or duties of any office of the Corporation to any other person from time to time.

Section 4.9. Vacancies. The Board of Directors shall have the power to fill any vacancies in any office occurring from whatever reason.

ARTICLE V.
CAPITAL STOCK

Section 5.1. Share Certificates.

a. Every share certificate shall be signed by the Chairman of the Board or the President or Vice-President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary and sealed with the corporate seal, which may be a facsimile, engraved or printed, but where such certificate is signed by a transfer agent or a register, the signature of any corporate officer upon such certificate may be a facsimile, engraved or printed.

b. Notwithstanding anything herein to the contrary, to the extent provided in the Articles of Incorporation, any or all classes of shares of the Corporation may be represented by uncertificated shares, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates. The rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical. The provisions of Section 5.2 shall be inapplicable to uncertificated shares, if any, and in lieu thereof the Board of Directors shall adopt alternative procedures for the registration of transfers of uncertificated shares.

Section 5.2. Transfer of Shares. Transfer of shares shall be made on the books of the Corporation only upon surrender of the share certificate, duly endorsed or with duly executed stock powers attached and otherwise in proper form for transfer, which certificate shall be cancelled at the time of the transfer.

Section 5.3. Determination of Shareholders of Record and Closing Transfer Books. The Board of Directors may fix a time, not more than ninety (90) days prior to the date of any meeting of shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of or to vote at any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares or otherwise. In such case, only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of or to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date fixed as aforesaid. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period, and in such case written or printed notice thereof shall be mailed at least ten (10) days before the closing thereof to each shareholder of record at the address appearing on the records of the Corporation or supplied by him to the Corporation for the purpose of notice. While the stock transfer books of the Corporation are closed, no transfer of shares shall be made thereon. Unless a record date is fixed by the Board of Directors for the determination of shareholders entitled to receive notice of, or vote at, a shareholders' meeting, transferees of shares which are transferred on the books of the Corporation within ten (10) days preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting. The Corporation may treat the registered owner of each share of stock as the person exclusively entitled to vote, to receive notifications and otherwise to exercise all the rights and powers of the owner thereof.

Section 5.4. Lost, Stolen, or Destroyed Share Certificates. Unless waived in whole or in part by the Board of Directors, any person requesting the issuance of a new certificate in lieu of an alleged lost, stolen, or destroyed certificate, shall (1) give to the Corporation his bond or indemnity with an acceptable surety; and (2) satisfy such other reasonable requirements as may be imposed by the Corporation. Thereupon a new share certificate shall be issued to the registered owner or his assigns in lieu of the alleged lost, stolen, or destroyed certificate, provided that the request therefore and issuance thereof have been made before the Corporation has notice that such shares have been acquired by a bona fide purchaser.

ARTICLE VI.
NOTICES; COMPUTING TIME PERIODS

Section 6.1. Contents of Notice. Whenever any notice of a meeting is required to be given pursuant to these Bylaws or the Articles of Incorporation or otherwise, the notice shall specify the place, day and hour of the meeting and, in the case of a special meeting of shareholders or where otherwise required by law, the general nature of the business to be transacted at such meeting.

Section 6.2. Method of Notice. Any notice required to be given to any person under the provisions of the Articles of Incorporation or these Bylaws shall be given to the person either personally or by sending a copy thereof (i) by first class or express mail, postage prepaid, or courier service, charges prepaid, to such person's postal address appearing on the books of the Corporation or, in the case of a Director, supplied by such Director to the Corporation for the purpose of notice or (ii) by facsimile transmission, email or other electronic communications to such person's facsimile number or address for email or other electronic communications supplied by such person to the Corporation for the purpose of notice. Notice pursuant to clause (i) in the preceding sentence shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person, and notice pursuant to clause (ii) in the preceding sentence shall be deemed to have been given to the person entitled thereto when sent. Except as otherwise provided herein, or as otherwise directed by the Board of Directors, notices of meetings may be given by, or at the direction of, the Secretary.

Section 6.3. Computing Time Periods. In computing the number of days for purposes of these Bylaws, all days shall be counted, including Saturdays, Sundays or holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or holiday. In computing the number of days for the purpose of giving notice of any meeting, the date upon which the notice is given shall be counted but the day set for the meeting shall not be counted. Notice given twenty-four hours before the time set for a meeting shall be deemed one day's notice.

ARTICLE VII.
INDEMNIFICATION

Section 7.1. Mandatory Indemnification of Directors and Officers. The Corporation shall indemnify, to the fullest extent now or hereafter permitted by law, each director or officer (including each former director or officer) of the Corporation who was or is made a party to or a witness in or is threatened to be made a party to or a witness in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an authorized representative of the Corporation, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

Section 7.2. Mandatory Advancement of Expenses to Directors and Officers. The Corporation shall pay expenses (including attorneys' fees and disbursements) incurred by a director or officer of the Corporation referred to in Section 7.1 hereof in defending or appearing as a witness in any civil or criminal action, suit or proceeding described in Section 7.1 hereof in advance of the final disposition of such action, suit or proceeding. The expenses incurred by such director or officer shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding only upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts advanced if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

Section 7.3. Permissive Indemnification and Advancement of Expenses. The Corporation may, as determined by the Board of Directors from time to time, indemnify to the fullest extent now or hereafter permitted by law, any person who was or is a party to or a witness in or is threatened to be made a party to or a witness in, or is otherwise involved in, any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an authorized representative of the Corporation, both as to action in his official capacity and as to action in another capacity while holding such office or position, against all expenses (including attorneys' fees and disbursements), judgments, fines (including excise taxes and penalties), and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceedings. The Corporation may, as determined by the Board of Directors from time to time, pay expenses incurred by any such person by reason of his participation in an action, suit or proceeding referred to in this Section in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

Section 7.4. Scope of Indemnification. Indemnification under this Article is provided pursuant to Section 8365 of the Pennsylvania Directors' Liability Act (or any successor provision or statute), and this Article is intended to provide indemnification in accordance with its terms whether the Corporation would have the power to so indemnify under any other provisions of law except such Act and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the Corporation; indemnification under this Article shall not be made by the Corporation in any case where the alleged act or failure to act giving rise to the claim for indemnification is expressly prohibited by the Pennsylvania Directors' Liability Act or any successor statute as in effect at the time of such alleged action or failure to take action.

Section 7.5. Insurance; Funding to Meet Indemnification Obligations. The Corporation shall have the power to purchase and maintain insurance on behalf of any authorized representative of the Corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability. The Board of Directors, without further approval of the shareholders, shall have the power to borrow money on behalf of the Corporation, including the power to pledge the assets of the Corporation, from time to time to discharge the Corporation's obligations with respect to indemnification and the advancement and reimbursement of expenses, and the purchase and maintenance of insurance on behalf of each director and officer against any liability asserted against or incurred by such director or officer in any capacity.

Section 7.6. Miscellaneous. Each director and officer of the Corporation shall be deemed to act in such capacity in reliance upon such rights of indemnification and advancement of expenses as are provided in this Article. The rights of indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any agreement, vote of shareholders or disinterested directors, statute or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be an authorized representative of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person. Any repeal or modification of this Article by the shareholders or the Board of Directors of the Corporation shall not adversely affect any right or protection existing at the time of such repeal or modification to which any person may be entitled under this Article.

Section 7.7. Definition of Corporation. For purposes of this Article, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of the constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its authorized representatives so that any person who is or was an authorized representative of such constituent corporation shall stand in the same position under this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

Section 7.8. Definition of Authorized Representative. For the purposes of this Article, the term "authorized representative" shall mean a director, officer, employee or agent of the Corporation or of any subsidiary of the Corporation, or a trustee, custodian, administrator, committeeman or fiduciary of any employee benefit plan established and maintained by the Corporation or by any subsidiary of the Corporation, or a person serving another corporation, partnership, joint venture, trust or other enterprise in any of the foregoing capacities at the request of the Corporation.

ARTICLE VIII.
FISCAL YEAR

Section 8.1. The Board of Directors shall have the power by resolution to fix the fiscal year of the Corporation. If the Board of Directors shall fail to do so, the President shall fix the fiscal year.

ARTICLE IX.
AMENDMENTS

Section 9.1. The shareholders entitled to vote thereon shall have the power to alter, amend, or repeal these Bylaws, by the vote of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast thereon, at any regular or special meeting, duly convened after notice to the shareholders of such purpose, provided however that Sections 3.1 and 3.2 of Article III and this Section 9.1 of these Bylaws may be amended or repealed only by a vote of shareholders entitled to cast at least two-thirds of the votes which all shareholders are entitled to cast at a special meeting called for that purpose. The Board of Directors, by a majority vote of those voting, shall have the power to alter, amend, and repeal these Bylaws, at any regular or special meeting duly convened after notice of such purpose, subject always to the power of the shareholders to further alter, amend or repeal these Bylaws.

ARTICLE X.
INTERPRETATION OF BYLAWS

Section 10.1. All words, terms and provisions of these Bylaws shall be interpreted and defined by and in accordance with the Pennsylvania Business Corporation Law, as amended, and as amended from time to time hereafter.